UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ____)

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[    ]           Preliminary Proxy Statement.

[    ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[    ]           Definitive Proxy Statement

[ X ]           Definitive Additional Materials

[    ]           Soliciting Material Pursuant to § 240.14a-12

Monsanto Company

(Name of Registrant as Specified in Its Charter)

________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Phone (314) 694-1000
http://www.monsanto.com

ADDITIONAL SOLICITING MATERIAL
RELATED TO 2010 PROXY STATEMENT

December 22, 2010

This additional soliciting material related to our proxy statement dated December 10, 2010, or the “proxy statement,” provides updated information with respect to our 2011 annual meeting of shareowners which will be held on Tuesday, January 25, 2011. The meeting will be held at 2:00 p.m. Central Standard Time in “A” Building at our Creve Coeur Campus, 800 N. Lindbergh Boulevard, St. Louis County, Missouri.

On December 22, 2010, we filed a Current Report on Form 8-K reporting that Frank V. AtLee III has resigned from our board of directors.  In light of his resignation, on December 22, 2010, the board reduced the number of directors constituting the current board to eleven.  No change was made to the nominees to be elected at the 2011 annual meeting.